EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-67085, 333-79269, 333-36680, 333-47026, 333-53332, 333-69036, 333-101759) and the Registration Statements on Form S-3 (Nos. 333-81626 and 333-85996) of our reports dated January 28, 2003, with respect to the consolidated financial statements and schedule of Digital River, Inc. and subsidiaries included in this Form 10-K for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Minneapolis, Minnesota,
March 24, 2003